                                                          10
                                                  Exhibit 11


         SYSCO CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                13-Week Period Ended
                                           ---------------------------------
                                           Sept. 30, 1995       Oct. 1, 1994
                                           --------------     --------------

Calculation of Primary Earnings Per Share:
-----------------------------------------

Net earnings applicable to common stock    $  66,171,000      $  58,366,000
                                           =============      =============

Average number of common shares and common
  stock equivalents outstanding              182,791,952        183,295,130

Dilutive effect of stock options (1)             ---                ---
                                           -------------      -------------
                                             182,791,952        183,295,130
                                           =============      =============
Primary earnings per share                 $        0.36      $        0.32
                                           =============      =============

Calculation of Fully Diluted Earnings Per Share:
------------------------------------------------

Net earnings applicable to common stock    $  66,171,000      $  58,366,000
                                           =============      =============

Average number of shares outstanding on a
  fully diluted basis - same as for
  calculation of primary earnings per share  182,791,952        183,295,130

Dilutive effect of stock options and Liquid
  Yield Option Notes (2)                         ---                ---
                                           -------------      -------------
                                             182,791,952        183,295,130
                                           =============      =============

Fully diluted earnings per share           $        0.36      $        0.32
                                           =============      =============

(1) Maximum possible dilutive effect of outstanding options in each period is less than 3%.
(2) Maximum possible dilutive effect of outstanding effect of outstanding options and Liquid Yield Option Notes during each period is less than 3%.